EXHIBIT 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

Brian Ritchie, Noonan Russo
(212) 845-4269

Pediatric Services of America, Inc. Announces

Fourth Quarter and Year End Results for Fiscal Year 2005

Norcross, GA. — (BUSINESS WIRE) — December 14, 2005 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) announces financial results for the fourth quarter and twelve months of fiscal year 2005.

The highlights of PSAI’s results for the fiscal year ended September 30, 2005 include:

•	Year over year revenue growth of six percent

•	A record number of nursing hours staffed - 3,169,000; approximately a six percent increase

•	Record cash on hand of over $19.0 million, with cash collections of 105 percent of quarterly net revenue

•	Fully compliant with Section 404 of the Sarbanes Oxley Act

For the twelve months ended September 30, 2005, net revenue increased six percent to $172,200,000 from $162,600,000 in the same period of fiscal year 2004. Net income was $5,666,000 for the twelve months ended September 30, 2005 as compared to net income of $4,012,000 for the twelve months ended September 30, 2004. Diluted net income per share was $0.79 in the twelve months ended September 30, 2005 as compared to $0.58 for the twelve months ended September 30, 2004.

For the fourth quarter of fiscal 2005, net revenue from continuing operations decreased two percent to $42,406,000 from $43,481,000 in the third quarter of fiscal year 2005. Consolidated net income was $1,559,000 in the fourth quarter of fiscal year 2005 as compared to $1,474,000 for the third quarter of fiscal year 2005. Diluted net income per share was $0.21 in the fourth quarter of fiscal year 2005 as compared to $0.20 in the third quarter of fiscal year 2005. The increases in net income and earnings per share were aided by an income tax benefit in the fourth quarter of approximately $120,000 due to the expected utilization of state tax net operating loss carryforwards and select state tax credits, related to the sale of the Pharmacy business.

“Despite the disruptions that Hurricanes Katrina and Rita dealt our operations in the fourth quarter, we were able to achieve our full-year earnings guidance,” said Daniel J. Kohl, President and CEO of PSAI. “We had excellent cash collections throughout the year and our cash on hand was over $19,000,000 at year end. In addition, we staffed a record number of nursing hours this fiscal year.”

“Of primary significance, subsequent to fiscal year-end, we completed the sale of our Pharmacy business to the Accredo Health Group, Inc. for approximately $72 million,” continued Mr. Kohl. “With this strategic milestone accomplished, we will retire our outstanding debt and focus our energy on growing our Private Duty Nursing (PDN) and PPEC businesses through a combination of same store growth, acquisitions and start-ups, while improving the efficiency and profitability of our RTES business.”

For fiscal year 2006, the Company expects that EPS from continuing operations will be in the range of $0.16 to $0.19 per diluted share. This guidance is inclusive of approximately $0.13 related to the expensing of stock options, and approximately $0.07 due to the write-off of deferred financing fees. In addition, PSAI expects to record EPS from discontinued operations in the range of $3.30 to $3.50, which includes the gain on the sale of the Pharmacy business, as well as certain retained obligations.

Conference Call

A conference call to discuss these results has been scheduled for Wednesday, December 14, 2005 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press the asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until December 27, 2005 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 3175000 #.

PSAI provides comprehensive pediatric home health care services through a network of over 100 branch offices in 19 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing (PDN), pediatric day treatment centers (PPECs) and respiratory therapy and equipment services (RTES). Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “will,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy Business, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

2

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

		Twelve Months Ended
		September 2005		September 2004
Net revenue		$172,183		$162,607
Costs and expenses:
Costs of goods and services		87,428		80,406
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		35,722		35,607
Business insurance		6,128		6,749
Overhead		14,437		14,199

Other operating costs and expenses		56,287		56,555
Corporate, general and administrative
Salaries, wages and benefits		14,128		15,767
Business insurance		208		148
Professional services		4,476		2,804
Overhead		2,880		2,942

Corporate, general and administrative		21,692		21,661
Provision for doubtful accounts		2,898		3,567
Depreciation and amortization		3,979		3,559

Total costs and expenses		172,284		165,748

Operating loss		(101)		(3,141)
Other income		65		6
Interest income		211		139
Interest expense		(2,481)		(2,378)

Loss from continuing operations before income tax benefit		(2,306)		(5,374)
Income tax benefit		(1,637)		(2,055)

Loss from continuing operations		(669)		(3,319)
Discontinued operations:
Income from discontinued operations before income tax expense	10,320		11,824
Income tax expense	3,985		4,493

Income from discontinued operations		6,335		7,331

Net income		$5,666		$4,012

Income per share data:
Basic net income per share data:
Loss from continuing operations		$(0.09)		$(0.48)
Income from discontinued operations		0.88		1.06

Net income		$0.79		$0.58

Diluted net income per share data:
Loss from continuing operations		$(0.09)		$(0.48)
Income from discontinued operations		0.88		1.06

Net income		$0.79		$0.58

Weighted average shares outstanding:
Basic		7,203		6,948

Diluted		7,203		6,948

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	September 30, 2005	September 30, 2004
Cash and cash equivalents	$19,037	$8,159
Accounts receivable, less allowance for doubtful accounts	26,232	28,534
Long-term obligations, net of current maturities	20,350	20,350
Total stockholders’ equity	73,569	66,452

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

		Three Months Ended
		September 2005		June 2005
		(Unaudited)		(Unaudited)
Net revenue		$42,406		$43,481
Costs and expenses:
Costs of goods and services		21,978		21,938
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		8,888		8,687
Business insurance		1,203		1,774
Overhead		3,533		3,867

Other operating costs and expenses		13,624		14,328
Corporate, general and administrative
Salaries, wages and benefits		3,916		3,533
Business insurance		56		62
Professional services		1,446		1,227
Overhead		666		745

Corporate, general and administrative		6,084		5,567
Provision for doubtful accounts		547		712
Depreciation and amortization		993		1,008

Total costs and expenses		43,226		43,553

Operating loss		(820)		(72)
Interest income		62		56
Interest expense		(608)		(628)

Loss from continuing operations before income tax benefit		(1,366)		(644)
Income tax benefit		(1,231)		(506)

Loss from continuing operations		(135)		(138)
Discontinued operations:
Income from discontinued operations before income tax expense	2,806		2,628
Income tax expense	1,112		1,016

Income from discontinued operations, net of tax		1,694		1,612

Net income		$1,559		$1,474

Income per share data:
Basic net income per share data:
Loss from continuing operations		$(0.02)		$(0.02)
Income from discontinued operations		0.23		0.22

Net income		$0.21		$0.20

Diluted net income per share data:
Loss from continuing operations		$(0.02)		$(0.02)
Income from discontinued operations		0.23		0.22

Net income		$0.21		$0.20

Weighted average shares outstanding:
Basic		7,258		7,252

Diluted		7,258		7,252

	Nursing	PPEC	Respiratory Therapy, Equipment and Services	Consolidated Total
Three Months Ended September 30, 2005

Net revenue	$25,447	$2,658	$14,301	$42,406

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	16,746	167	212	17,125
Pharmacy product and supplies	—	—	1,827	1,827
Disposables/Supplies	11	5	3,010	3,026

Total cost of goods and services	16,757	172	5,049	21,978
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,455	1,370	4,063	8,888
Business Insurance	761	77	365	1,203
Overhead	1,324	436	1,773	3,533

Total operating costs and expenses	5,540	1,883	6,201	13,624

Provision for doubtful accounts	113	(50)	484	547
Depreciation	45	46	748	839

Branch office contribution margin	$2,992	$607	$1,819	$5,418

Three Months Ended June 30, 2005

Net revenue	$25,850	$2,850	$14,781	$43,481

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	16,751	155	242	17,148
Pharmacy product and supplies	1	—	1,697	1,698
Disposables/Supplies	10	7	3,075	3,092

Total cost of goods and services	16,762	162	5,014	21,938
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,305	1,517	3,865	8,687
Business Insurance	1,020	97	657	1,774
Overhead	1,361	407	2,099	3,867

Total operating costs and expenses	5,686	2,021	6,621	14,328

Provision for doubtful accounts	153	35	524	712
Depreciation	36	52	763	851

Branch office contribution margin	$3,213	$580	$1,859	$5,652

	Three Months Ended September 30, 2005	Three Months Ended June 30, 2005
Total profit for reportable segments	$5,418	$5,652

Corporate, general and administrative	(6,084)	(5,567)
Corporate depreciation and amortization	(154)	(157)
Interest income	62	56
Interest expense	(608)	(628)

Loss from continuing operations, before income tax benefit	$(1,366)	$(644)

	Nursing	PPEC	Respiratory Therapy, Equipment and Services	Consolidated Total
Year Ended September 30, 2005
Net revenue	$103,530	$10,617	$58,036	$172,183

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	67,544	576	1,021	69,141
Pharmacy product and supplies			6,230	6,230
Disposables/Supplies	43	32	11,982	12,057

Total cost of goods and services	67,587	608	19,233	87,428
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	13,812	5,725	16,185	35,722
Business Insurance	3,801	364	1,963	6,128
Overhead	5,355	1,628	7,454	14,437

Total operating costs and expenses	22,968	7,717	25,602	56,287

Provision for doubtful accounts	704	(25)	2,219	2,898
Depreciation	182	188	2,982	3,352

Branch office contribution margin	$12,089	$2,129	$8,000	$22,218

Year Ended September 30, 2004
Net revenue	$98,243	$8,470	$55,894	$162,607

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	63,202	374	992	64,568
Pharmacy product and supplies	4		4,863	4,867
Disposables/Supplies	40	39	10,892	10,971

Total cost of goods and services	63,246	413	16,747	80,406
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	13,822	5,206	16,579	35,607
Business Insurance	4,561	349	1,839	6,749
Overhead	5,664	1,542	6,993	14,199

Total operating costs and expenses	24,047	7,097	25,411	56,555

Provision for doubtful accounts	1,024	71	2,472	3,567
Depreciation	228	155	2,603	2,986

Branch office contribution margin	$9,698	$734	$8,661	$19,093

	Year Ended September 30,
	2005	2004
Total profit for reportable segments	$22,218	$19,093

Corporate, general and administrative	(21,692)	(21,661)
Corporate depreciation and amortization	(627)	(573)
Other income	65	6
Interest income	211	139
Interest expense	(2,481)	(2,378)

Loss from continuing operations, before income tax benefit	$(2,306)	$(5,374)